UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2010

ARBINET CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	0-51063	13-3930916
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

460 Herndon Parkway, Suite 150 Herndon, Virginia 20170		20170
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  703-456-4100

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)	Departure of Steven Heap, Chief Technology Officer, and Dan Powdermaker, Senior Vice President of Sales and Marketing

On June 17, 2010, Arbinet Corporation (“Arbinet” or the “Company”) announced that Steven Heap, the Company’s Chief Technology Officer, and Dan Powdermaker, the Company’s Senior Vice President of Sales and Marketing, would step down from their respective positions effective as of June 30, 2010 (the “Termination Date”).  Brian Troesch, the Company’s Senior Vice President of Product & Business Development, will oversee the Company’s sales and marketing functions.  The Company does not intend to fill Mr. Heap’s position.

Steven Heap, Chief Technology Officer

In connection with Mr. Heap’s departure from the Company effective as of the Termination Date, Mr. Heap is entitled to receive the severance payments set forth in his offer letter dated March 15, 2004, as amended on March 16, 2007 and April 17, 2008.  The severance payments include one lump sum payment of $264,694, which is comprised of (i) one year base salary equal to $255,000, and (ii) $9,694 for reimbursement for certain COBRA payments during the one-year period following the Termination Date.  In addition, Mr. Heap will receive the base salary otherwise payable to him under the terms of his amended offer letter and payment for accrued but unused vacation, in each case through the Termination Date.

Dan Powdermaker, Senior Vice President of Sales and Marketing

In connection with Mr. Powdermaker’s departure from the Company effective as of the Termination Date, Mr. Powdermaker is entitled to receive the severance payments set forth in his employment agreement dated January 5, 2009.  The severance payments include one lump sum payment of $275,000, which is comprised of (i) one year’s base salary equal to $250,000, and (ii) $25,000 for certain employer contributions to the Company’s retirement plan during the one-year period following the Termination Date and reimbursement for certain COBRA payments during the one-year period following the Termination Date.  In addition, Mr. Powdermaker will receive the base salary otherwise payable to him under the terms of his employment agreement and payment for accrued but unused vacation, in each case through the Termination Date.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
99.1	Press Release dated June 17, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arbinet Corporation

By:	/s/ Christie A. Hill
Name:	Christie A. Hill
Title:	General Counsel and Secretary

Date:  June 17, 2010